
                                PSI ENERGY, INC.
                        CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                 (in thousands)
                                                                                              Consolidated
                                                             PSI Energy                            PSI
                                         PSI Energy, Inc.   Argentina, Inc.   Eliminations   Energy, Inc. 1/
                                         --------------------------------------------------------------------
OPERATING REVENUES
    Electric
        Non-affiliated companies          $1,940,783               $ -         $    -        $ 1,940,783
        Affiliated companies                  17,686                 -              -             17,686
                                          ----------         -----------       --------       ----------
                                           1,958,469                 -              -          1,958,469

OPERATING EXPENSES
    Fuel                                     392,948                 -              -            392,948
    Purchased and exchanged power
        Non-affiliated companies             636,293                 -              -            636,293
        Affiliated companies                  29,932                 -              -             29,932
    Other operation                          344,878                 -              -            344,878
    Maintenance                               86,374                 -              -             86,374
    Depreciation                             125,659                 -              -            125,659
    Post-in-service deferred operating
      expenses - net                           1,072                 -              -              1,072
    Income taxes                              76,890                 -              -             76,890
    Taxes other than income taxes             53,721                 -              -             53,721
                                          ----------         -----------       --------       ----------
                                           1,747,767                 -              -          1,747,767

OPERATING INCOME                             210,702                 -              -            210,702

OTHER INCOME AND EXPENSES - NET
    Allowance for equity funds used
      during construction                        -                   -              -                -
    Post-in-service carrying costs               -                   -              -                -
    Equity in earnings of subsidiary           1,277                 -           (1,277)             -
    Income taxes                                (491)             (453)             (95)          (1,039)
    Other - net                                5,172             1,206              619            6,997
                                          ----------         ---------         --------       ----------
                                               5,958               753             (753)           5,958

INCOME BEFORE INTEREST                       216,660               753             (753)         216,660


INTEREST

    Interest on long-term debt                71,638               -                -             71,638
    Other interest                            13,584               -                -             13,584
    Allowance for borrowed funds used
      during construction                       (767)              -                -               (767)
                                          ----------         ---------         --------       ----------
                                              84,455               -                -             84,455

NET INCOME                                   132,205               753             (753)         132,205

PREFERRED DIVIDEND REQUIREMENT                11,701               -                -             11,701
                                          ----------         ---------         --------       ----------

NET INCOME APPLICABLE TO COMMON STOCK     $  120,504             $ 753           $ (753)      $  120,504



1/  PSI Energy, Inc. is the parent company of South Construction Co., which did not have activity for 1997.

                                PSI ENERGY, INC.
                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 1997

                             (dollars in thousands)



                                                                         PSI Energy                        Consolidated
                                                     PSI Energy, Inc.   Argentina, Inc.   Eliminations   PSI Energy, Inc. 1/
                                                     -----------------------------------------------------------------------
ASSETS


ELECTRIC UTILITY PLANT - ORIGINAL COST
  In service                                          $ 4,280,551        $      -           $     -         $ 4,280,551
  Accumulated depreciation                              1,792,317               -                 -           1,792,317
                                                      -----------        ----------         ---------       -----------
                                                        2,488,234               -                 -           2,488,234

  Construction work in progress                            65,129               -                 -              65,129
                                                      -----------        ----------         ---------       -----------
         Total electric utility plant                   2,553,363               -                 -           2,553,363

CURRENT ASSETS
  Cash and temporary cash investments                      18,169               -                 -              18,169
  Restricted deposits                                       1,146               -                 -               1,146
  Notes receivable from affiliated companies               21,998               -                 -              21,998
  Accounts receivable - net                               198,008               -                 -             198,008
  Accounts receivable from affiliated companies             4,516             1,916               (48)            6,384
  Materials, supplies, and fuel - at average cost
     Fuel                                                  28,234               -                 -              28,234
     Other matrials and supplies                           26,955               -                 -              26,955
  Prepayments and other                                     4,399                39                               4,438
                                                      -----------        ----------         ---------       -----------
                                                          303,425             1,955               (48)          305,332

OTHER ASSETS
  Regulatory assets
     Amounts due from customers - income taxes             23,941               -                 -              23,941
     Post-in-service carrying costs and deferred
       operating expenses                                  43,832               -                 -              43,832
     Coal contract buyout costs                           122,485               -                 -             122,485
     Deferred demand-side management costs                 71,278               -                 -              71,278
     Deferred merger costs                                 73,789               -                 -              73,789
     Unamortized costs of reacquiring debt                 29,667               -                 -              29,667
     Other                                                 44,094               -                 -              44,094
  Investment in subsidiary                                 11,999               -             (11,999)              -
  Other                                                   127,945            10,705               -             138,650
                                                      -----------         ---------         ---------       -----------
                                                          549,030            10,705           (11,999)          547,736

                                                      $ 3,405,818          $ 12,660         $ (12,047)      $ 3,406,431

1/  PSI Energy, Inc. is the parent company of South Construction Co., which did not have activity for 1997.

                                PSI ENERGY, INC.
                          CONSOLIDATING BALANCE SHEETS
                                DECEMBER 31, 1997

                             (dollars in thousands)


                                                                           PSI Energy                         Consolidated
                                                      PSI Energy, Inc.   Argentina, Inc.   Eliminations   PSI Energy, Inc. 1/
                                                      ------------------------------------------------------------------------
CAPITALIZATION AND LIABILITIES

COMMON STOCK EQUITY
  Common stock - without  par value;  $.01  stated  value;  authorized  shares -
     60,000,000; outstanding
     shares - 53,913,701                               $      539          $   -             $    -            $      539
  Paid-in capital                                         400,893           10,705            (10,705)            400,893
  Retained earnings                                       636,228            1,294             (1,294)            636,228
                                                       ----------          -------           --------          ----------
          Total common stock equity                     1,037,660           11,999            (11,999)          1,037,660

CUMULATIVE PREFERRED STOCK
    Not subject to mandatory redemption                   157,196              -                  -               157,196

LONG-TERM DEBT                                            826,470              -                  -               826,470
                                                       ----------          -------           --------          ----------
          Total capitalization                          2,021,326           11,999            (11,999)          2,021,326

CURRENT LIABILITIES
  Long-term debt due within one year                       85,000              -                  -                85,000
  Notes payable and short-term obligations                190,600              -                  -               190,600
  Notes payable to affiliated companies                    16,435              -                  -                16,435
  Accounts payable                                        212,833              -                  -               212,833
  Accounts payable to affiliated companies                 40,713              661                (48)             41,326
  Accrued taxes                                            69,304              -                                   69,304
  Accrued interest                                         21,369              -                  -                21,369
  Other                                                     2,560              -                  -                 2,560
                                                       ----------          -------           --------          ----------
                                                          638,814              661                (48)            639,427

OTHER LIABILITIES
  Deferred income taxes                                   403,535              -                  -               403,535
  Unamortized investment tax c                             49,296              -                  -                49,296
  Accrued pension and other postretirement
    benefit costs                                         116,576              -                  -               116,576
  Other                                                   176,271              -                  -               176,271
                                                       ----------          -------           --------          ----------
                                                          745,678              -                  -               745,678

                                                       $3,405,818          $12,660           $(12,047)         $3,406,431

1/  PSI Energy, Inc. is the parent company of South Construction Co., which did not have activity for 1997.


                                PSI ENERGY, INC.
            CONSOLIDATING STATEMENT OF CHANGES IN COMMON STOCK EQUITY


                             (dollars in thousands)



                                                              PSI                               Consolidated
                                             PSI             Energy                                  PSI
                                         Energy, Inc.     Argentina, Inc.     Eliminations     Energy, Inc. 1/
                                         ---------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1996             $1,029,575         $11,246             $(11,246)        $1,029,575

Net Income                                  132,205             753                 (753)           132,205
Dividends on preferred stock                (11,795)                                                (11,795)
Dividends on common stock                  (113,600)                                               (113,600)
Other                                         1,275             -                    -                1,275
                                        -----------         -------             --------         ----------

BALANCE AT DECEMBER 31, 1997            $ 1,037,660         $11,999             $(11,999)        $1,037,660



1/  PSI Energy, Inc. is the parent company of South Construction Co., which did not have activity for 1997.


                                PSI ENERGY, INC.
                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                 (in thousands)

                                                                                                          Consolidated
                                                                      PSI Energy                              PSI
                                               PSI Energy, Inc.     Argentina, Inc.     Eliminations     Energy, Inc. 1/
                                               ----------------------------------------------------------------------------------

Operating Activities
  Net income                                      $132,205             $  753             ($753)            $132,205
  Items providing or (using) cash
    Depreciation                                   125,659                -                 -                125,659
    Deferred income taxes and investment tax
      credits - net                                 35,661                -                 -                 35,661
    Regulatory assets - net                         38,488                -                 -                 38,488
    Changes in current assets and current
      liabilities
        Restricted deposits                           (596)               -                 -                   (596)
        Accounts receivable - net                 (147,462)            (1,256)             (572)            (149,290)
        Materials, supplies, and fuel               14,944                -                 -                 14,944
        Accounts payable                           126,366                661               (48)             126,979
        Accrued taxes and interest                  (6,521)              (152)               95               (6,578)
     Other items - net                              13,358                 (6)            1,278               14,630
                                                  --------             ------            ------             --------
          Net cash provided by
            operating activities                   332,102                -                 -                332,102

Financing Activities
  Retirement of preferred stock                    (16,035)               -                 -               (16,035)
  Redemption of long-term d                        (45,700)               -                 -               (45,700)
  Change in short-term debt                         22,120                -                 -                22,120
  Dividends on preferred stock                     (11,795)               -                 -               (11,795)
  Dividends on common stock                       (113,600)               -                 -              (113,600)
                                                  --------             ------            ------            --------
          Net cash used in
            financing activities                  (165,010)               -                 -              (165,010)


Investing Activities
  Construction expenditures                       (141,552)               -                 -              (141,552)

  Deferred demand-side management costs            (10,282)               -                 -               (10,282)
                                                 --------             ------            ------            --------
          Net cash used in
            investing activities                  (151,834)               -                 -              (151,834)

Net increase decrease in cash and
  temporary cash investments                        15,258                -                 -                15,258

Cash and temporary cash investments at
  beginning of period                                2,911                -                 -                 2,911
                                                  --------             ------            ------            --------

Cash and temporary cash investments at
  end of period                                  $ 18,169              $  -              $  -              $ 18,169



1/  PSI Energy, Inc. is the parent company of South Construction Co., which did not have any activity for 1997.